Exhibit 2.        Financial Statements

                           BELZBERG TECHNOLOGIES INC.
                           Consolidated Balance Sheets
                                   (Unaudited)
                              (in Canadian dollars)
--------------------------------------------------------------------------------

                                                                                             June 30,          December 31,
                                                                                               2002                2001
                                                                                         ---------------     ---------------

ASSETS

CURRENT
     Cash and cash equivalents                                                           $    16,408,503     $     6,361,427
     Accounts receivable                                                                       4,615,223           4,715,206
     Government assistance receivable                                                            218,646                --
     Prepaid expenses and other receivables                                                      852,133             970,681
----------------------------------------------------------------------------------------------------------------------------
                                                                                              22,094,505          12,047,314

CAPITAL ASSETS                                                                                 5,744,749           4,647,962

GOODWILL (Note 2(i))                                                                             755,239             755,239
----------------------------------------------------------------------------------------------------------------------------
                                                                                         $    28,594,493     $    17,450,515
============================================================================================================================

LIABILITIES

CURRENT
     Accounts payable and accrued liabilities                                            $     2,341,335     $     1,961,393
     Accrued restructuring charges                                                               330,653                --
     Consideration payable                                                                          --               362,674
     Deferred revenue                                                                            759,386             786,870
     Bank loan                                                                                   722,616             633,211
     Current portion of obligations under capital lease                                        1,738,654           1,390,296
----------------------------------------------------------------------------------------------------------------------------
                                                                                               5,892,644           5,134,444

DEFERRED REVENUE                                                                                    --                 9,224

OBLIGATIONS UNDER CAPITAL LEASE                                                                1,550,266           1,502,138
----------------------------------------------------------------------------------------------------------------------------
                                                                                               7,442,910           6,645,806
----------------------------------------------------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY

CAPITAL STOCK  (Note 3)                                                                       34,700,917          22,813,253

CONTRIBUTED SURPLUS (Note 4 and Note 5)                                                          398,979                --

WARRANTS (Note 4)                                                                              2,573,085           1,782,900

DEFICIT                                                                                      (16,521,398)        (13,791,444)
----------------------------------------------------------------------------------------------------------------------------
                                                                                              21,151,583          10,804,709
----------------------------------------------------------------------------------------------------------------------------
                                                                                         $    28,594,493     $    17,450,515
============================================================================================================================



APPROVED ON BEHALF OF THE BOARD
(signed) "Sidney H. Belzberg"
.......................................... Director
(signed) "Donald W. Wilson"
.......................................... Director

                           BELZBERG TECHNOLOGIES INC.
                Consolidated Statements of Operations and Deficit
                                   (Unaudited)
                              (in Canadian dollars)
--------------------------------------------------------------------------------

                                                     Three months ended June 30,              Six months ended June 30,
                                                       2002                2001               2002               2001
                                                 ---------------     ---------------     ---------------     ---------------

REVENUE                                          $     7,817,447     $     6,444,114     $    14,919,048     $    10,994,196

COST OF REVENUE                                        4,069,519           2,398,004           7,716,491           4,013,524
----------------------------------------------------------------------------------------------------------------------------
GROSS MARGIN                                           3,747,928           4,046,110           7,202,557           6,980,672
----------------------------------------------------------------------------------------------------------------------------

OPERATING EXPENSES
     Sales and marketing                               1,083,035           1,214,583           1,972,161           2,344,890
     Research and development                            958,875             785,884           1,862,448           1,552,812
     Government assistance                              (218,646)               --              (218,646)               --
     Administration                                    1,908,468           2,030,086           3,652,396           3,021,678
     Non - recurring Philadelphia expenses                  --                  --               302,053                --
----------------------------------------------------------------------------------------------------------------------------
                                                       3,731,732           4,030,553           7,570,412           6,919,380
----------------------------------------------------------------------------------------------------------------------------

OPERATING EARNINGS (LOSS) FROM CONTINUING
     OPERATIONS BEFORE UNDERNOTED ITEMS                   16,196              15,557            (367,855)             61,292

        Amortization                                     532,229             443,296           1,020,898             842,898
        Interest expense                                 115,362             147,037             253,513             263,293
        Restructuring charges (Note 6)                      --                  --               842,620                --
        Foreign exchange loss (gain)                     237,050             190,489             243,309             (56,044)
        Interest income                                  (65,885)            (90,893)            (88,666)           (189,278)
----------------------------------------------------------------------------------------------------------------------------

LOSS FROM CONTINUING OPERATIONS
     BEFORE INCOME TAXES                                (802,560)           (674,372)         (2,639,529)           (799,577)

INCOME TAXES                                              23,853                --                40,725               8,614
----------------------------------------------------------------------------------------------------------------------------

LOSS FROM CONTINUING OPERATIONS                         (826,413)           (674,372)         (2,680,254)           (808,191)

LOSS FROM DISCONTINUED OPERATIONS (Note 7)                  --              (281,752)               --              (531,274)
----------------------------------------------------------------------------------------------------------------------------

NET LOSS                                                (826,413)           (956,124)         (2,680,254)         (1,339,465)

DEFICIT, BEGINNING OF PERIOD                         (15,645,285)         (9,850,627)        (13,791,444)         (9,075,468)

PREMIUM ON REPURCHASE OF COMMON SHARES                   (49,700)             (5,456)            (49,700)           (397,274)
----------------------------------------------------------------------------------------------------------------------------
DEFICIT, END OF PERIOD                           $   (16,521,398)    $   (10,812,207)    $   (16,521,398)    $   (10,812,207)
============================================================================================================================

LOSS PER SHARE FROM CONTINUING OPERATIONS
     Basic and diluted                           $         (0.07)    $         (0.06)    $         (0.24)    $         (0.07)
============================================================================================================================

LOSS PER SHARE
     Basic and diluted                           $         (0.07)    $         (0.09)    $         (0.24)    $         (0.12)
============================================================================================================================

WEIGHTED AVERAGE NUMBER OF
     OUTSTANDING COMMON SHARES                        11,313,765          10,988,984          11,188,749          10,988,984
============================================================================================================================

                           BELZBERG TECHNOLOGIES INC.
                      Consolidated Statements of Cash Flows
                                   (Unaudited)
                              (in Canadian dollars)
--------------------------------------------------------------------------------

                                                            Three months ended June 30,              Six months ended June 30,
                                                             2002                2001                2002                2001
                                                        ---------------     ---------------     ---------------     ---------------
CASH PROVIDED BY (USED FOR)

OPERATING ACTIVITIES
     Loss from continuing operations                    $      (826,413)    $      (674,372)    $    (2,680,254)    $      (808,191)
     Items not affecting cash
        Amortization of capital assets                          532,229             413,008           1,020,898             782,322
        Amortization of goodwill                                   --                30,288                --                60,576
        Amortization of gain on sale and leaseback
           of capital assets                                    (26,192)            (26,292)            (52,576)            (50,670)
        Compensation expense of stock options
        granted to consultants                                    3,875                --                 3,875                --
     Changes in non-cash working capital items (Note 8)        (373,891)            900,461             796,801             415,776
-----------------------------------------------------------------------------------------------------------------------------------
                                                               (690,392)            643,093            (911,256)            399,813
-----------------------------------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
     Payment of consideration due for acquisition
      of Robert C. Sheehan & Associates, Inc.                      --                  --              (362,674)               --
     Net cash acquired from the acquisition
      of Robert C. Sheehan & Associates, Inc.                      --               670,064                --               670,064
     Purchase of capital assets                                (425,857)           (822,180)           (984,759)           (930,389)
-----------------------------------------------------------------------------------------------------------------------------------
                                                               (425,857)           (152,116)         (1,347,433)           (260,325)
-----------------------------------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES
     Repayment of obligations under capital lease              (413,919)           (266,219)           (779,768)           (509,455)
     Proceeds from bank loan                                       --                  --               255,558                --
     Repayment of bank loan                                     (83,245)               --              (166,153)               --
     Net proceeds from issuance of common shares             12,254,853                --            12,254,853           4,698,991
     Proceeds on issuance of warrants                           847,626                --               847,626                --
     Proceeds from the exercise of stock options                   --                  --                  --                20,000
     Repurchase of common shares                               (106,351)             (7,733)           (106,351)           (483,157)
-----------------------------------------------------------------------------------------------------------------------------------
                                                             12,498,964            (273,952)         12,305,765           3,726,379
-----------------------------------------------------------------------------------------------------------------------------------

NET INCREASE IN CASH
 FROM CONTINUING OPERATIONS                                  11,382,715             217,025          10,047,076           3,865,867

NET CASH USED BY
DISCONTINUED OPERATIONS                                            --              (257,039)               --              (437,638)
-----------------------------------------------------------------------------------------------------------------------------------

NET INCREASE (DECREASE) IN CASH AND
     CASH EQUIVALENTS                                        11,382,715             (40,014)         10,047,076           3,428,229

CASH AND CASH EQUIVALENTS,
     BEGINNING OF PERIOD                                      5,025,788           9,110,167           6,361,427           5,641,924
-----------------------------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS,
     END OF PERIOD                                      $    16,408,503     $     9,070,153     $    16,408,503     $     9,070,153
===================================================================================================================================

CASH AND CASH EQUIVALENTS:
     Cash                                               $     5,949,784     $     3,659,516     $     5,949,784     $     3,659,516
     Short-term investments                                  10,458,719           5,410,637          10,458,719           5,410,637
-----------------------------------------------------------------------------------------------------------------------------------
                                                        $    16,408,503     $     9,070,153     $    16,408,503     $     9,070,153
===================================================================================================================================

SUPPLEMENTAL CASH FLOW INFORMATION
     Value of share capital recorded for
     compensation expense (Note 7)                      $          --       $        28,470     $          --       $        56,940
     Value of compensation options issued
     on private placement (Note 3(a))                   $       310,539     $          --       $       310,539     $          --
     Acquisition of capital assets with debt            $       953,880     $       154,871     $     1,132,926     $       392,781
     Interest paid                                      $       115,363     $       147,037     $       253,514     $       263,293
     Income taxes paid                                  $           889     $          --       $        17,761     $         8,614